Delek US Holdings Reports Record Second Quarter
2012 Net Income

Company reports second quarter net income of $1.15 per diluted share and adjusted net income of $1.17 per diluted share

BRENTWOOD, Tenn., August 7, 2012 (BUSINESS WIRE) - Delek US Holdings, Inc. (NYSE: DK), a diversified energy company with assets in the petroleum refining, marketing and retail industries, today announced financial results for the second quarter 2012.

For the three months ended June 30, 2012, Delek US reported net income of $67.8 million, or $1.15 per diluted share, versus net income of $62.1 million, or $1.08 per diluted share in the second quarter 2011.

Excluding special items, the Company reported adjusted net income of $69.0 million, or $1.17 per share, in the second quarter 2012. Adjusted net income in the second quarter 2012 excludes $1.2 million of after tax expense or $0.02 per diluted share, incurred in connection with the potential initial public offering of our logistics assets. This compares to adjusted net income of $52.9 million, or $0.92 per diluted share, in the second quarter 2011.

Uzi Yemin, President and Chief Executive Officer of Delek US Holdings, remarked: “Our Company continues to perform extremely well as all three of our segments delivered year-over-year improvements in contribution margin. In our refining segment, we were able to overcome challenges and still post strong operating results. Our refineries' proximity to increasing supplies of crude oil continues to provide us access to higher volumes of cost advantaged WTI-linked crude oil. Additionally, during the second quarter, we took strategic steps to create flexibility to supply the El Dorado refinery with up to 15,000 barrels per day of crude delivered via rail including heavy Canadian, Bakken and mid-continent crudes. These steps, in addition to increased locally sourced crude, supported our ability to average more than 137,000 barrels per day of combined throughput at our refineries during the month of July."

The second quarter was positively impacted by the increase in the benchmark Gulf Coast 5-3-2 crack spread, which averaged $25.42 per barrel during the second quarter 2012, compared to $23.14 per barrel during the same period last year. Overall, a lower crude price environment and higher asphalt prices also contributed positively to performance.

As of June 30, 2012, Delek US had a record cash balance of $321.1 million and total debt of $422.8 million. During the second quarter the Company was able to reduce its net debt to $101.7 million as of June 30, 2012 compared to $310.9 million as of June 30, 2011.

Yemin concluded, “Several recent positive developments demonstrate the strength of our businesses and the execution of our strategic initiatives. First, we announced our third special dividend during the last 14 months. Second, we filed a registration statement for the initial public offering of our logistics assets. Finally, we completed both of our previously announced 'quick hit' projects on time and under budget. Both the LSR project at El Dorado and the VTB project at our Tyler refinery were completed in July and should deliver incremental cash flows in the future. With improved crude and feedstock flexibility in our refining system, support of rail supplied crude and continued increase in demand for our products, our outlook remains positive and we are excited about our opportunities to deliver additional value to our shareholders in the near and mid-term future.”

Refining Segment

Refining segment contribution margin increased to $133.2 million in the second quarter 2012, versus $122.3 million in second quarter 2011. During the second quarter 2012, the Tyler refinery generated $76.4 million in contribution margin, while the El Dorado refinery reported $56.8 million in contribution margin.

The year-over-year improvement in segment contribution margin was attributable to the inclusion of a full quarter of El Dorado results in the Company's consolidated statement of operations, improved Gulf Coast refined product margins, and an increase in asphalt pricing. In addition, we benefited from our access to cost-advantaged domestic crude sources, such as Midland sweet crude, which traded on average $4.86 per barrel below the WTI Cushing benchmark during the second quarter of 2012.

Tyler, Texas Refinery

Total throughputs at the Tyler refinery were 56,729 barrels per day in the second quarter 2012, versus 60,034 barrels per day in the second quarter 2011. Total sales volumes were 58,644 barrels per day in the second quarter 2012, compared to 60,140 barrels per day in the second quarter 2011. The decreases were attributable to a temporary disruption in operations following a power outage on May 7, 2012. The Tyler refinery returned to full operations on May 26 and has processed an average of over 60,000 barrels per day of crude since that time.

Direct operating expense was $31.3 million in the second quarter 2012, versus $30.6 million in the second quarter 2011. This increase was due to the maintenance costs related to the previously mentioned temporary disruption in operations.

Tyler's refining margin, excluding intercompany product marketing fees, was $20.87 per barrel sold in the second quarter 2012, compared to $21.26 per barrel sold for the same quarter last year.

El Dorado, Arkansas Refinery

Total throughputs at the El Dorado refinery were 70,368 barrels per day in the second quarter 2012. Total sales volumes were 83,254 barrels per day, including 9,999 barrels per day of finished product buy/sell activities.

Delek has operated the refinery at more than 70,000 barrels per day of throughput during the quarter despite the temporary suspension of crude oil deliveries from a supplier's pipeline, which has caused reduced throughput rates since May 1, 2012. The Company was able to do so through the combination of processing 3,868 barrels per day of intermediate products from Tyler, sourcing additional local crude oil and the introduction of crude supplied by rail.

Direct operating expense was $28.2 million in the second quarter 2012, compared to $19.1 million during the 63 days we operated in the second quarter of 2011.

El Dorado refining margin, excluding finished product buy/sell activity, decreased to $12.74 per barrel compared to $13.71 per barrel sold during the 63 days we operated in the second quarter of 2011.

Retail Segment

Retail segment contribution margin increased to $18.2 million in the second quarter 2012, versus $14.6 million in the second quarter 2011. Increases in fuel and merchandise same store sales and lower overall operating expenses contributed to improved performance as compared to second quarter 2011. Second quarter

2012 results were positively impacted by same store merchandise sales growth of 4.3 percent, which was supported by same store food service sales growth of 9.3 percent. In addition, same store fuel gallons sold increased 2.2 percent as declining fuel prices coincided with the peak driving season. The merchandise margin was 29.7 percent and the fuel margin was 18.2 cents per gallon for second quarter 2012.

At the conclusion of the second quarter 2012, the retail segment operated 374 locations, versus 390 locations at the end of the second quarter 2011.

Marketing Segment

Marketing segment contribution margin improved to $7.5 million in the second quarter 2012, versus $5.1 million in the second quarter 2011. The improved results were supported by an increase in total sales volumes of 4.5 percent, to 16,670 barrels per day, and the addition of bio-fuel sales.

Reconciliation of GAAP to Non-GAAP Financial Measures

Delek US reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP performance measures may provide users of financial information (i) increased transparency into the Company's operations; and (ii) additional meaningful comparisons between current results and results in prior operating periods. For these reasons, management is presenting certain adjustments to GAAP results in order to reflect the ongoing operations of the business. Management believes these measures will help investors better understand and evaluate the Company.

Delek US provides the following reconciliation schedule in calculating “adjusted” net income from continuing operations, a non-GAAP measure.

The following item(s) are excluded in the calculation of adjusted net income from operations for the three months ended June 30, 2012 and June 30, 2011.

	Three Months Ended June 30, 2012
	Pre-Tax	After-Tax	After Tax EPS
$ in Millions (Except EPS)	Income	Income	Diluted

Unadjusted
Net income	$104.4	$67.8	$1.15
Adjustments
Loss:
MLP transaction costs	1.8	1.2	0.02

Adjusted Total	$106.2	$69.0	$1.17

	Three Months Ended June 30, 2011
	Pre-Tax	After-Tax	After Tax EPS
$ in Millions (Except EPS)	Income	Income	Diluted

Unadjusted
Net income	$93.5	$62.1	$1.08
Adjustments
Income:
Gain on investment in Lion Oil (Other)	(9.2)	(9.2)	(0.16)
Adjusted Total	$84.3	$52.9	$0.92

Second Quarter 2012 Results | Conference Call Information

The Company will hold a conference call to discuss its second quarter 2012 results on August 8, 2012 at 10:00 a.m. Central Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.DelekUS.com and clicking on the Investor Relations tab, at least 15 minutes early to register, download and install any necessary software. For those who cannot listen to the live broadcast, a telephonic replay will be available through November 8, 2012 by dialing (855) 859-2056, passcode 97669346. An archived version of the replay will also be available at www.DelekUS.com for 90 days.

About Delek US Holdings, Inc.

Delek US Holdings, Inc. is an integrated downstream energy business focused on petroleum refining, the wholesale distribution of refined products and convenience store retailing. The refining segment consists of refineries operated in Tyler, Texas and El Dorado, Arkansas with a combined nameplate production capacity of 140,000 barrels per day. The marketing and supply segment markets refined products through a series of owned and third-party product terminals and pipelines. The retail segment supplies fuels and merchandise through a network of approximately 374 company-operated convenience store locations operated under the MAPCO Express®, MAPCO Mart®, East Coast®, Fast Food and Fuel™, Favorite Markets®, Delta Express® and Discount Food Mart™ brand names.

Safe Harbor Provisions Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning our current estimates, expectations and projections about our future results, performance, prospects and opportunities and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws.

Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include but are not limited to: risks and uncertainties with the respect to the quantities and costs of crude oil, the costs to acquire feedstocks and the price of the refined petroleum products we ultimately sell; management's ability to execute its strategy through acquisitions and transactional risks in acquisitions; our competitive position and the effects of competition; the projected growth of the industry in which we operate; changes in the scope, costs, and/or timing of capital projects; losses from derivative instruments; general economic and business conditions, particularly levels of spending relating to travel and tourism or conditions affecting the southeastern United States; potential conflicts of interest between our majority stockholder and other stockholders; and other risks contained in our filings with the United States Securities and Exchange Commission.

Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Delek US undertakes no obligation to update or revise any such forward-looking statements.

As you know, on July 12, 2012, our wholly-owned indirect subsidiary, Delek Logistics Partners, LP, filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission (“SEC”) relating to its proposed initial public offering of common units representing limited partner interests. Because no such registration statement has become effective, we will not discuss this proposed offering during our conference call to discuss this earnings press release. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. Neither this statement nor anything in this press release shall constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Delek US Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

	June 30, 2012	December 31, 2011
	(In millions, except share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$321.1	$225.9
Accounts receivable	269.8	277.1
Inventory	364.2	508.0
Other current assets	22.9	39.6
Total current assets	978.0	1,050.6
Property, plant and equipment:
Property, plant and equipment	1,387.5	1,317.3
Less: accumulated depreciation	(298.7)	(263.5)
Property, plant and equipment, net	1,088.8	1,053.8
Goodwill	69.7	69.7
Other intangibles, net	15.3	17.5
Other non-current assets	36.2	39.0
Total assets	$2,188.0	$2,230.6
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$481.2	$521.1
Current portion of long-term debt and capital lease obligations	101.4	68.2
Current portion of notes payable to related party	10.5	6.0
Obligation under Supply and Offtake Agreement	173.4	298.6
Accrued expenses and other current liabilities	125.3	100.8
Total current liabilities	891.8	994.7
Non-current liabilities:
Long-term debt and capital lease obligations, net of current portion	276.9	297.9
Notes payable to related party	34.0	60.5
Environmental liabilities, net of current portion	9.3	9.7
Asset retirement obligations	8.1	7.9
Deferred tax liabilities	178.7	168.1
Other non-current liabilities	32.2	38.2
Total non-current liabilities	539.2	582.3
Shareholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 110,000,000 shares authorized, 58,381,124 shares and 58,036,427 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	0.6	0.6
Additional paid-in capital	357.9	356.9
Accumulated other comprehensive income	—	1.8
Retained earnings	398.5	294.1
Non-controlling interest in subsidiaries	—	0.2
Total shareholders’ equity	757.0	653.6
Total liabilities and shareholders’ equity	$2,188.0	$2,230.6

Delek US Holdings, Inc.
Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
		(Revised)		(Revised)
	(In millions, except share and per share data)
Net sales	$2,134.2	$1,848.7	$4,304.6	$2,992.2
Operating costs and expenses:
Cost of goods sold	1,881.1	1,621.0	3,836.1	2,635.2
Operating expenses	90.1	83.2	174.5	143.4
General and administrative expenses	24.7	24.8	51.7	43.1
Depreciation and amortization	21.6	19.0	40.6	33.9
Loss on sale of assets	—	1.4	—	2.0
Total operating costs and expenses	2,017.5	1,749.4	4,102.9	2,857.6
Operating income	116.7	99.3	201.7	134.6
Interest expense	12.3	15.0	24.7	22.3
Gain on investment in Lion Oil	—	(9.2)	—	(9.2)
Total non-operating expenses	12.3	5.8	24.7	13.1
Income before income taxes	104.4	93.5	177.0	121.5
Income tax expense	36.6	29.4	63.0	40.5
Net income	67.8	64.1	114.0	81.0
Net income attributed to non-controlling interest	—	2.0	—	2.0
Net income attributable to Delek	$67.8	$62.1	$114.0	$79.0
Basic earnings per share	$1.16	$1.09	$1.96	$1.43
Diluted earnings per share	$1.15	$1.08	$1.93	$1.42
Weighted average common shares outstanding:
Basic	58,239,476	56,788,169	58,178,743	55,364,685
Diluted	59,175,544	57,263,271	58,951,436	55,634,896
Dividends declared per common share outstanding	$0.1375	$0.0375	$0.2650	$0.0750
Adjusted diluted earnings per share	$1.17	$0.92	$1.95	$1.25

Delek US Holdings, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Six Months Ended June 30,
	2012	2011
Cash Flow Data		(Revised)
Cash flows provided by operating activities:	$190.5	$(105.0)
Cash flows used in investing activities:	(77.8)	(103.7)
Cash flows provided by (used in) financing activities:	(17.5)	307.8
Net increase in cash and cash equivalents	$95.2	$99.1

Delek US Holdings, Inc.
Segment Data
(In millions)
	Three Months Ended June 30, 2012
	Refining	Retail	Marketing	Corporate, Other and Eliminations	Consolidated
Net sales (excluding intercompany fees and sales)	$1,455.3	$486.6	$193.1	$(0.8)	$2,134.2
Intercompany fees and sales	36.9	—	65.7	(102.6)	—
Operating costs and expenses:
Cost of goods sold	1,299.5	436.7	249.1	(104.2)	1,881.1
Operating expenses	59.5	31.7	2.2	(3.3)	90.1
Segment contribution margin	$133.2	$18.2	$7.5	$4.1	163.0
General and administrative expenses					24.7
Depreciation and amortization					21.6
Operating income					$116.7
Total assets	$1,505.1	$416.7	$175.9	$90.3	$2,188.0
Capital spending (excluding business combinations)	$19.3	$7.6	$0.1	$2.7	$29.7

	Three Months Ended June 30, 2011
	Refining	Retail	Marketing	Corporate, Other and Eliminations	Consolidated
	(Revised)
Net sales (excluding intercompany fees and sales)	$1,161.4	$496.9	$190.4	$—	$1,848.7
Intercompany fees and sales	5.1	—	5.4	(10.5)	—
Operating costs and expenses:
Cost of goods sold	994.5	447.7	189.2	(10.4)	1,621.0
Operating expenses	49.7	34.6	1.5	(2.6)	83.2
Segment contribution margin	$122.3	$14.6	$5.1	$2.5	144.5
General and administrative expenses					24.8
Depreciation and amortization					19.0
Loss on sale of assets					1.4
Operating income					$99.3
Total assets	$1,487.2	$406.0	$88.5	$51.1	$2,032.8
Capital spending (excluding business combinations)	$5.5	$8.0	$—	$0.1	$13.6

	Six Months Ended June 30, 2012
	Refining	Retail	Marketing	Corporate, Other and Eliminations	Consolidated
Net sales (excluding intercompany fees and sales)	$2,993.1	$931.8	$380.6	$(0.9)	$4,304.6
Intercompany fees and sales	84.8	—	113.4	(198.2)	—
Operating costs and expenses:
Cost of goods sold	2,714.5	844.2	474.5	(197.1)	3,836.1
Operating expenses	114.2	62.1	3.9	(5.7)	174.5
Segment contribution margin	$249.2	$25.5	$15.6	$3.7	294.0
General and administrative expenses					51.7
Depreciation and amortization					40.6
Operating income					$201.7
Capital spending (excluding business combinations)	$34.0	$11.2	$0.4	$4.8	$50.4

	Six Months Ended June 30, 2011
	Refining	Retail	Marketing	Corporate, Other and Eliminations	Consolidated
	(Revised)
Net sales (excluding intercompany fees and sales)	$1,736.6	$911.1	$344.5	$—	$2,992.2
Intercompany fees and sales	10.4	—	10.4	(20.8)	—
Operating costs and expenses:
Cost of goods sold	1,491.4	823.1	339.0	(18.3)	2,635.2
Operating expenses	79.0	66.9	2.5	(5.0)	143.4
Segment contribution margin	$176.6	$21.1	$13.4	$2.5	213.6
General and administrative expenses					43.1
Depreciation and amortization					33.9
Loss on sale of assets					2.0
Operating income					$134.6
Capital spending (excluding business combinations)	$9.0	$16.2	$—	$0.4	$25.6

Refining Segment

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Tyler Refinery
Days operated in period	91	91	182	181
Total sales volume (average barrels per day)(1)	58,644	60,140	57,742	59,205
Products manufactured (average barrels per day):
Gasoline	30,043	31,957	30,574	31,830
Diesel/Jet	21,752	22,371	20,875	22,138
Petrochemicals, LPG, NGLs	2,293	2,302	2,197	2,050
Other	1,829	2,402	1,966	2,423
Total production	55,917	59,032	55,612	58,441
Throughput (average barrels per day):
Crude oil	54,758	56,015	52,797	54,822
Other feedstocks	1,971	4,019	3,330	4,430
Total throughput	56,729	60,034	56,127	59,252
Per barrel of sales:
Tyler refining margin	$20.21	$20.75	$19.85	$18.39
Tyler refining margin excluding intercompany marketing service fee	$20.87	$21.26	$20.46	$18.90
Direct operating expenses	$5.88	$5.60	$5.75	$5.59

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
		(Revised)		(Revised)
El Dorado Refinery
Days operated in period	91	63	182	63
Total sales volume (average barrels per day)(1)	83,254	67,822	84,132	67,822
Products manufactured (average barrels per day):
Gasoline	31,938	27,832	32,524	27,832
Diesel	26,398	23,448	28,008	23,448
Petrochemicals, LPG, NGLs	1,289	1,265	1,355	1,265
Asphalt	7,900	11,753	9,986	11,753
Other	1,668	2,521	1,694	2,521
Total production	69,193	66,819	73,567	66,819
Throughput (average barrels per day):
Crude oil	63,230	61,363	67,883	61,363
Other feedstocks	7,138	6,387	6,547	6,387
Total throughput	70,368	67,750	74,430	67,750
Per barrel of sales:
El Dorado refining margin	$11.21	$13.71	$10.11	$13.71
Direct operating expenses	$3.72	$4.46	$3.51	$4.46
Pricing statistics (average for the period presented):
WTI — Cushing crude oil (per barrel)	$93.49	$102.54	$98.19	$98.42
Mars crude oil (per barrel)(2)	$104.30	$108.51	$109.69	$108.51
US Gulf Coast 5-3-2 crack spread (per barrel)	$25.42	$23.14	$24.65	$20.35
US Gulf Coast Unleaded Gasoline (per gallon)	$2.80	$2.98	$2.87	$2.79
Ultra low sulfur diesel (per gallon)	$2.94	$3.08	$3.05	$2.96
Natural gas (per MMBTU)	$2.29	$4.36	$2.36	$4.27

Marketing Segment

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Days operated in period	91	91	182	181
Products sold (average barrels per day):
Gasoline	7,473	6,647	7,106	6,358
Diesel	9,116	9,234	8,849	8,839
Other	81	65	71	47
Total sales	16,670	15,946	16,026	15,244

Retail Segment

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Number of stores (end of period)	374	390	374	390
Average number of stores	372	397	375	403
Retail fuel sales (thousands of gallons)	103,411	103,028	197,117	199,431
Average retail gallons per average number of stores (in thousands)	278	260	526	495
Retail fuel margin ($ per gallon)	$0.182	$0.186	$0.153	$0.157
Merchandise sales (in thousands)	$98,871	$97,307	$187,757	$183,426
Merchandise sales per average number of stores (in thousands)	$266	$245	$501	$455
Merchandise margin %	29.7%	30.2%	29.6%	30.5%
Credit expense (% of gross margin)	10.7%	11.5%	11.5%	11.7%
Operating expense/merchandise sales plus total gallons	15.1%	16.7%	15.5%	16.9%
Change in same store fuel gallons sold	2.2%	(1.3)%	1.6%	(1.8)%
Change in same store merchandise sales	4.3%	0.6%	5.9%	2.3%

(1)
Sales volume includes 3,184 bpd and 3,523 bpd sold to the marketing and retail segments during the three and six months ended June 30, 2012 and 902 bpd and 1,320 bpd during the three and six months ended June 30, 2011, respectively.

(2)	Average for the period April 29, 2011 through June 30, 2011.